Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Oiltanking Partners, L.P.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement of our report dated March 14, 2012, relating to the consolidated financial statements of Oiltanking Partners, L.P. appearing in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

November 30, 2012